UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015 (October 13, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreements

On October 13, 2015, Harman International Industries, Incorporated (“Harman”) entered into severance agreements (collectively, the “Severance Agreements”) with the following members of the Executive Committee: Blake Augsburger, Sanjay Dhawan, Philip Eyler, Michael Mauser, I.P. Park, Sandra Rowland, Ralph Santana, David Slump, John Stacey and Todd Suko. The Severance Agreements amend and restate, in a combined agreement, the prior severance agreements and change in control severance agreements, except for Mr. Dhawan and Mr. Eyler, who had not previously entered into any severance agreement with Harman. The Severance Agreement provides that if the executive is terminated without cause or terminates his or her own employment for good reason, he or she is entitled to receive (i) a lump sum payment equal to one time his or her annual base salary plus target bonus in effect on the date of termination (two times, if such termination occurs during the two year period following a Change in Control, as defined in the Severance Agreement) and (ii) a prorated bonus for the fiscal year during which the termination occurs, which shall be payable based on actual performance at the same time annual bonuses for the fiscal year are paid to Harman employees generally (except that, if the applicable termination occurs during the two year period following a Change in Control, such bonus shall be prorated based upon the executive’s target bonus and paid on the 60th day following such termination). The executive is also entitled to receive (i) except for Mr. Mauser, 12 months COBRA reimbursement on an after-tax basis (18 months, if the applicable termination occurs during the two year period following a Change in Control) and (ii) up to $50,000 for outplacement services. Mr. Mauser’s Severance Agreement also provides that any severance payments made to Mr. Mauser pursuant to his Severance Agreement shall be reduced by any payments made under his employment agreement pursuant to the notice of termination provision incorporated therein as required by German law. The Severance Agreements also include standard confidentiality, non-compete and non-solicitation provisions applicable during the term of such agreement and for a period of one year after the executive’s employment is terminated for any reason. Each of the Severance Agreements expires on December 31, 2018. Thereafter, unless Harman or the executive has notified the other by the preceding September 30 that Harman or the executive, as applicable, do not wish the agreement to be extended, the agreement will be automatically extended on the following January 1 for an additional year. The foregoing description is qualified in its entirety by reference to the form of Severance Agreement, which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

On October 13, 2015, Harman also entered into an amended and restated severance letter agreement with Herbert Parker, also a member of the Executive Committee, consistent with the terms of the Severance Agreements disclosed above which apply if his employment is terminated without cause or he terminates his own employment for good reason during any time other than the two year period following a Change in Control. Mr. Parker has a separate change in control severance agreement which will apply in the event his employment is terminated without cause or he terminates his own employment for good reason during the two year period following a Change in Control, which was previously disclosed as Exhibit 10.1 to Harman’s Form 8-K filed with the Securities and Exchange Commission on April 26, 2010. The foregoing description is qualified in its entirety by reference to the amended and restated severance agreement between Harman and Mr. Parker, which is attached hereto as Exhibit 10.2, the terms of which are incorporated herein by reference.

CEO Letter Agreement

On October 13, 2015, Harman entered into a letter agreement with Dinesh C. Paliwal, Chairman, President and Chief Executive Officer and member of the Executive Committee, which includes standard confidentiality, non-compete and non-solicitation provisions applicable during the term of his employment and for a period of one year after Mr. Paliwal’s employment is terminated for any reason, consistent with the provisions contained in the Severance Agreements for the other members of the Executive Committee. The foregoing description is qualified in its entirety by reference to the letter agreement between Harman and Mr. Paliwal, which is attached hereto as Exhibit 10.3, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Severance Agreement between Harman International Industries, Incorporated and certain executive officers of Harman International Industries, Incorporated

10.2	Amended and Restated Severance Agreement, dated October 13, 2015, between Harman International Industries, Incorporated and Herbert Parker

10.3	Letter Agreement, dated October 13, 2015, between Harman International Industries, Incorporated and Dinesh C. Paliwal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: October 16, 2015